  As filed with the Securities and Exchange Commission on May 24, 1995.
                                                       Registration No. 33-_____

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549

                                     FORM S-8
                           Registration Statement Under
                            the Securities Act of 1933

                         MISSISSIPPI CHEMICAL CORPORATION
              (Exact Name of Registrant as Specified in its Charter)

           MISSISSIPPI                         64-0292638
 (State or Other Jurisdiction of            (I.R.S. Employer
 Incorporation or Organization)            Identification No.)

                                   P.O. BOX 388
                          YAZOO CITY, MISSISSIPPI  39194
                     (Address of Principal Executive Offices)

                 MISSISSIPPI CHEMICAL CORPORATION THRIFT PLAN PLUS
                                        AND
             MISSISSIPPI PHOSPHATES CORPORATION 401(k) RETIREMENT PLAN
                             (Full Title of the Plans)

                                  ROBERT E. JONES
                        VICE PRESIDENT AND GENERAL COUNSEL
                         MISSISSIPPI CHEMICAL CORPORATION
                                   P.O. BOX 388
                          YAZOO CITY, MISSISSIPPI  39194
                      (Name and Address of Agent For Service)

                                  (601) 746-4131
           (Telephone number, including area code, of agent for service)

                                     COPY TO:
                             FREDERICK W. AXLEY, P.C.
                              MCDERMOTT, WILL & EMERY
                              227 WEST MONROE STREET
                           CHICAGO, ILLINOIS  60606-5096


                          CALCULATION OF REGISTRATION FEE

                                              Proposed    Proposed
           Title of                            Maximum     Maximum
          Securities             Amount       Offering    Aggregate    Amount of
            to be                 to be         Price     Offering  Registration
          Registered         Registered<F1> Per Share<F2> Price<F2>       Fee


  Common Stock ($.01 par     400,000 Shares   $17-1/8    $6,850,000    $2,362.09
  value per share)
  including Rights to
  Purchase Preferred Stock<F3>

  <F1> An undetermined number of additional shares may be issued if the anti-
       dilution adjustment provisions of the plan become operative.

  <F2> Estimated solely for the purpose of calculating the registration fee in accordance with rule 457 under the Securities Act of 1933 based on the average of the high and low prices of a share of Common Stock, $.01 par value per share, as reported on The NASDAQ National Market.

  <F3> Prior to the occurrence of certain events, the Preferred Share Purchase
       Rights will not be traded separately from the Common Stock.

  IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PLAN INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.

                                      PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Mississippi Chemical Corporation ("Registrant"), Mississippi Phosphates Corporation 401(k) Retirement Plan and Mississippi Chemical Corporation Thrift Plan Plus (the "Plans") are incorporated herein by reference:

       (a) The Registrant's Prospectus dated August 18, 1994, filed pursuant to Rule 424(b) (the "Prospectus") (as part of its Registration Statement on Form S-1, File Number 33-54573) under the Securities Act of 1933 (the "Securities Act").

       (b) The Plans' Annual Reports on Form 11-K for the fiscal year ended December 31, 1993.

       (c)  All other reports filed by the Registrant and the Plan pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since July 1, 1994.

       (d) The description of the Registrant's Common Stock and Preferred Stock is contained under the heading "The New Company--Summary of New Company Articles of Incorporation and Bylaws" in Mississippi Chemical Corporation's Amendment No. 1 to its Registration Statement on Form S-4, SEC File No. 33-53119.

       All documents subsequently filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed
  Incorporated Document modifies or supersedes such statement.   Any such
  statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

  ITEM 4.   DESCRIPTION OF SECURITIES.

            Not applicable.

  ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

  ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Registrant's Articles of Incorporation contain provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Mississippi Business Corporation Act. Each director will continue to be subject to liability for the amount of financial benefit received by a director to which he or she is not entitled, for any intentional infliction of harm on the Registrant or its shareholders, for improper distributions to shareholders and for intentional violations of criminal law. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

       Registrant has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limits and deductibles (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers, and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification due its directors or officers for certain claims.

  ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

  ITEM 8.   EXHIBITS

  Exhibit
  Number    Description of Exhibit

    4.1(a) Articles of Incorporation. Incorporated herein by reference to Appendix B of Mississippi Chemical Corporation's Amendment No. 1 to its Registration Statement on Form S-4 (SEC File No. 33-53119).

    4.1(b) Rights Agreement dated as of August 8, 1994 between the Company and Harris Trust and Savings Bank as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed August 15, 1994).

    4.2 Bylaws of Registrant. Incorporated herein by reference to Appendix C of Mississippi Chemical Corporation's Amendment No. 1 to its Registration Statement on Form S-4 (SEC File No. 33-53119).

    4.3(a) Mississippi Phosphates Corporation 401(k) Retirement Plan (to be filed by amendment).

    4.3(b) Mississippi Chemical Corporation Thrift Plan Plus (to be filed by amendment).

    5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

   23.1     Consent of Arthur Andersen LLP.

   23.2     Consent of McDermott, Will & Emery (included in Exhibit 5).

   24       Power of Attorney (included on signature page).

  ITEM 9.   UNDERTAKINGS.

       The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yazoo City, State of Mississippi, on the 22nd day of May, 1995.

                                     MISSISSIPPI CHEMICAL CORPORATION


                                     By:  /s/ Charles O. Dunn
                                         Charles O. Dunn
                                         President, Chief Executive Officer and
                                         Director (Principal Executive Officer)

                                 POWER OF ATTORNEY

            We, the undersigned officers and directors of Mississippi Chemical Corporation hereby severally constitute Charles O. Dunn and Robert E. Jones, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Mississippi Chemical Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

            Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of May, 1995.

                  Signature                       Title

             /s/ Charles O. Dunn             President, Chief Executive Office
               Charles O. Dunn               and Director (Principal Executive
                                             Officer)

           /s/ William F. Hawkins            Senior Vice President--Finance and
             William F. Hawkins              Administration (Principal Financial
                                             Officer and Principal Accounting
                                             Officer)

             /s/ Coley L. Bailey             Chairman of the Board of Director
               Coley L. Bailey

            /s/ John Sharp Howie             Vice Chairman of the Board and
              John Sharp Howie               Director

            /s/ John W. Anderson             Director
              John W. Anderson

         /s/ Frank R. Burnside, Jr.          Director
             Frank R. Burnside, Jr.

             /s/ Robert P. Dixon             Director
                 Robert P. Dixon

               /s/ W. R. Dyess               Director
                 W. R. Dyess

            /s/ Woods E. Eastland            Director
              Woods E. Eastland

              /s/ G. David Jobe              Director
                G. David Jobe

              /s/ George Penick              Director
                George Penick

           /s/ David M. Ratcliffe            Director
             David M. Ratcliffe

              /s/ Wayne Thames               Director
                Wayne Thames

                                   EXHIBIT INDEX

  Exhibits marked with an asterisk (*) are filed herewith. All other documents listed are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission as indicated.


  Exhibit No.                   Description


    4.1(a) Articles of Incorporation. Incorporated herein by reference to Appendix B of Mississippi Chemical Corporation's Amendment No. 1 to its Registration Statement on Form S-4 (SEC File No. 33-53119).

    4.1(b) Rights Agreement dated as of August 8, 1994 between the Company and Harris Trust and Savings Bank as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed August 15, 1994).

    4.2 Bylaws of Registrant. Incorporated herein by reference to Appendix C of Mississippi Chemical Corporation's Amendment No. 1 to its Registration Statement on Form S-4 (SEC File No. 33-53119).

   4.3(a) Mississippi Phosphates Corporation 401(k) Retirement Plan (to be filed by amendment).

   4.3(b) Mississippi Chemical Corporation Thrift Plan Plus (to be filed by amendment).

   *5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

  *23.1            Consent of Arthur Andersen LLP

  *23.2            Consent of McDermott, Will & Emery (included in
                   Exhibit 5).

  *24              Power of Attorney (included on signature page).

  ________________________
  *  Filed herewith.